Exhibit 4.1


                        SHAREHOLDER RIGHTS PLAN AGREEMENT

                                   MADE AS OF

                                DECEMBER 17, 1998

                                     BETWEEN

                         MDSI MOBILE DATA SOLUTIONS INC.

                                       AND

                        MONTREAL TRUST COMPANY OF CANADA

                                 AS RIGHTS AGENT

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                                TABLE OF CONTENTS

ARTICLE 1      ......................................................................................................2
   INTERPRETATION....................................................................................................2
      1.1      Certain Definitions...................................................................................2
      1.2      Currency.............................................................................................18
      1.3      Headings.............................................................................................18
      1.4      References to Agreement..............................................................................18
      1.5      Grandfathered Person.................................................................................18
      1.6      Calculation of Number and Percentage
               of Beneficial Ownership of Outstanding Voting Shares.................................................19
      1.7      Acting Jointly or in Concert.........................................................................19
      1.8      Generally Accepted Accounting Principles.............................................................20
ARTICLE 2      .....................................................................................................20
   THE RIGHTS  .....................................................................................................20
      2.1      Legend on Common Share Certificates..................................................................20
      2.2      Initial Exercise Price; Exercise of Rights; Detachment of Rights.....................................21
      2.3      Adjustment to Exercise Price; Number of Rights.......................................................24
      2.4      Date on Which Exercise is Effective..................................................................30
      2.5      Execution, Authentication, Delivery and Dating of Rights Certificates................................30
      2.6      Registration, Registration of Transfer and Exchange..................................................31
      2.7      Mutilated, Destroyed, Lost and Stolen Rights Certificates............................................32
      2.8      Persons Deemed Owners................................................................................32
      2.9      Delivery and Cancellation of Certificates............................................................33
      2.10     Agreement of Rights Holders..........................................................................33
      2.11     Rights Certificate Holder not Deemed a Shareholder...................................................34
ARTICLE 3      .....................................................................................................35
   ADJUSTMENTS TO THE RIGHTS IN THE EVENT OF CERTAIN TRANSACTIONS...................................................35
      3.1      Flip-in Event........................................................................................35
      3.2      Exchange Option......................................................................................37
      3.3      Fiduciary Duties of the Board of Directors of the Corporation........................................38
ARTICLE 4      .....................................................................................................38
   THE RIGHTS AGENT.................................................................................................38
      4.1      General..............................................................................................38
      4.2      Merger, Amalgamation or Consolidation or Change of Name of Rights Agent..............................39
      4.3      Duties of Rights Agent...............................................................................40
      4.4      Change of Rights Agent...............................................................................43
ARTICLE 5      .....................................................................................................43
   MISCELLANEOUS....................................................................................................43
      5.1      Redemption and Waiver................................................................................43
      5.2      Expiration...........................................................................................45
      5.3      Issuance of New Rights Certificates..................................................................45
      5.4      Supplements and Amendments...........................................................................45
      5.5      Fractional Rights and Fractional Shares..............................................................48
      5.6      Rights of Action.....................................................................................48
      5.7      Regulatory Approvals.................................................................................49
      5.8      Unlawful Distributions...............................................................................49
      5.9      Notices..............................................................................................50
      5.10     Costs of Enforcement.................................................................................51
      5.11     Successors...........................................................................................51
      5.12     Benefits of this Agreement...........................................................................51
      5.13     Governing Law........................................................................................51
      5.14     Severability.........................................................................................51
      5.15     Effective Date.......................................................................................52
      5.16     Determinations and Actions by the Board of Directors.................................................52
      5.17     Time of the Essence..................................................................................53
      5.18     Execution in Counterparts............................................................................53
      5.19     Language.............................................................................................53
EXHIBIT A


           THIS SHAREHOLDER RIGHTS PLAN AGREEMENT made as of December 17, 1998.

BETWEEN:

          MDSI MOBILE DATA SOLUTIONS INC., a corporation incorporated under the Canada Business Corporations Act (hereinafter referred to as the "Corporation")

                                                               OF THE FIRST PART

AND:

          MONTREAL TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada (hereinafter referred to as the "Rights Agent")

                                                              OF THE SECOND PART

          WHEREAS the Board of Directors has determined that it is in the best interests of the Corporation and all of its shareholders to adopt a shareholder rights plan;

          AND WHEREAS in order to implement the adoption of a shareholder rights plan the Board of Directors has:

          (a) authorized the issuance and distribution, effective as of the Record Time, of one Right in respect of each Common Share outstanding at the Record Time; and

          (b) authorized the issuance of one Right in respect of each Common Share issued after the Record Time and prior to the earlier of the Separation Time and the Expiration Time;

          AND WHEREAS each Right entitles the holder thereof, after the Separation Time, to purchase securities or other assets of the Corporation pursuant to the terms and subject to the conditions set forth herein;

          AND WHEREAS the Corporation desires to appoint the Rights Agent to act on behalf of the Corporation and the holders of Rights, and the Rights Agent is willing to so act, in connection with the issuance, transfer, exchange and replacement of Rights Certificates, the exercise of Rights and other matters referred to herein;

          AND WHEREAS the Corporation proposes that this Agreement be in place for a period of five years;

          NOW THEREFORE, in consideration of the premises and the respective covenants and agreements set forth herein, the preamble hereto forming an integral part hereof, the parties hereby agree as follows:

                                    ARTICLE 1

                                 INTERPRETATION


1.1       Certain Definitions

          In this Agreement

     (a) "Acquiring Person" means, subject to Section 1.5, any Person who is the Beneficial Owner of 20% or more of the outstanding Voting Shares; provided, however, that the term "Acquiring Person" shall not include:

          (i)  the Corporation or any Subsidiary of the Corporation;

          (ii) any Person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares as a result of any one or any combination of: (A) Voting Share Reductions; (B) Permitted Bid Acquisitions; (C) Exempt Acquisitions; (D) Convertible Security Acquisitions; or (E) Pro Rata Acquisitions; provided, however, that if a Person shall become the Beneficial Owner of 20% or more of the outstanding Voting Shares by reason of any one or any combination of Voting Share Reductions, Permitted Bid Acquisitions, Exempt Acquisitions, Convertible Security Acquisitions or Pro Rata Acquisitions and, if thereafter, such Person, while such Person is the Beneficial Owner of 20% or more of the outstanding Voting Shares, becomes the Beneficial Owner of additional Voting Shares which result in an increase of such Person's Beneficial Ownership of Voting Shares by more than 1% of the number of such Voting Shares outstanding as at the time of acquisition (other than pursuant to one or any combination of Voting Share Reductions, Permitted Bid Acquisitions, Exempt
               Acquisitions, Convertible Security Acquisitions or Pro Rata Acquisitions), then, as of the date such Person becomes the Beneficial Owner of such additional outstanding Voting Shares, such Person shall be an "Acquiring Person";

          (iii) for the period of ten days after the Disqualification Date, any Person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares as a result of such Person becoming disqualified from relying on paragraph 1.1(d)(v) solely because such Person makes or proposes to make a Take-over Bid alone or acting jointly or in concert with any other Person;

          (iv) an underwriter or members of a banking or selling group that becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares in connection with a distribution of securities; or

          (v) any employee or executive or director stock ownership or other employee or executive or director benefit plan, or trust for the benefit of employees of the Corporation or any Subsidiary of the Corporation or any Person organized, appointed or established by the Corporation for or pursuant to the terms of any such plan or trust;

     (b) "Affiliate", when used to indicate a relationship with a specified Person, means a Person that, directly or indirectly (including through one or more intermediaries), controls, is controlled by or is under common control with, such specified Person and a Person shall be deemed to be controlled by another Person if controlled in any manner whatsoever that results in control in fact by that person, whether directly or indirectly, and whether through securities ownership, a trust, a contract or otherwise;

     (c) "Associate", when used to indicate a relationship with a specified Person, means:

          (i) any body corporate, partnership or other organization of which such specified Person is an officer or partner;

          (ii) any trust or other estate in which such specified Person has a substantial beneficial interest or as to which such specified Person serves as trustee or in a similar fiduciary capacity;

          (iii)any relative of such specified Person if that relative has the same residence as such specified Person, or any person to whom such specified Person is married, or any person with whom such specified Person is living in a conjugal relationship outside marriage, or any relative of such spouse or other person if that relative has the same residence as such specified Person;

          (iv) any Person who is a director of, officer of, partner in or trustee of such specified Person or of any body corporate, partnership or other organization which is an Affiliate or Associate of such specified Person; and

          (v) any body corporate of which such specified Person beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attaching to all voting securities of the body corporate for the time being outstanding;

     (d) A Person shall be deemed the "Beneficial Owner" of, and to have "Beneficial Ownership" of, and to "Beneficially Own":

          (i) any securities as to which such Person, or any of such Person's Affiliates or Associates is the direct or indirect owner at law or in equity;

          (ii) any securities as to which such Person or any of such Person's Affiliates or Associates has the right to become the owner at law or equity (within 60 days of the date of determination of
               Beneficial Ownership and whether or not on condition or the occurrence of any contingency) pursuant to any agreement, arrangement, pledge or understanding (whether or not in writing) (other than customary agreements with and between underwriters and banking group or selling group members with respect to a distribution of securities pursuant to a prospectus or by way of private placement and other than pledges of securities in the ordinary course of business)); and

          (iii)any securities which are Beneficially Owned within the meaning of paragraphs (i) or (ii) of this definition by any other Person with which such Person is acting jointly or in concert;

          provided, however, that a Person shall not be deemed the "Beneficial Owner" or to have "Beneficial Ownership" of, or to "Beneficially Own", any security:

          (iv) because such security has been or agreed to be deposited or tendered pursuant to any Take-over Bid made by such Person, any of such Person's Affiliates or Associates or any other Person referred to in paragraph (iii) of this definition until such deposited or tendered security has been unconditionally accepted for payment or exchange or taken up and paid for, whichever shall first occur;

          (v)  because  such  Person,   any  of  such  Person's   Affiliates  or
               Associates or any other Person referred to in paragraph (iii) of this definition holds such security provided that:

               (A) the ordinary business of such person (the "Investment Manager") includes the management of investment funds for others (which others, for greater certainty, may include and be limited to one or more employee benefit plans or pension plans) and such security is held in the ordinary course of such business in the performance of the duties of the Investment Manager for the account of any other Person (the "Client");

               (B) such Person (the "Trust Company") is licensed to carry on the business of a trust company under applicable law and, as such, acts as trustee or administrator or in a similar capacity in relation to the estates of deceased or incompetent Persons (each an "Estate

                    Account") or in relation to other accounts (each an "Other Account") and holds such security in the ordinary course of such duties for the estate of any such deceased or incompetent Person or for such other accounts;

               (C) such Person is a Crown agent or agency (in this definition, the "Crown Agency");

               (D) the Person is established by statute for purposes that include, and the ordinary business or activity of such Person (in this definition, a "Statutory Body") includes, the management of investment funds for employee benefit plans, pension plans, insurance plans of various public bodies and the Statutory Body holds such security for the purposes of its activities as such; or

               (E) the person (in this definition, an "Administrator") is the administrator or trustee of one or more pension funds or plans (each, in this definition, a "Plan") registered under the laws of Canada or any province thereof or the corresponding laws of the jurisdiction by which such Plan is governed or is such a Plan and the Administrator or Plan holds such security for the purposes of its activities as such;

               but only if the Investment Manager, the Trust Company, the Crown Agent, the Statutory Body, the Administrator or the Plan, as the case may be, is not then making and has not announced a current intention to make a Take-over Bid, other than an Offer to Acquire Common Shares or other securities pursuant to a distribution by the Corporation or by means of ordinary market transactions (including prearranged trades entered into in the ordinary course of business of such Person) executed through the facilities of a stock exchange or an organized over-the-counter market, alone or by acting jointly or in concert with any other Person;

          (vi) because such Person:

               (A) is a Client of the same Investment Manager as another Person on whose account the Investment Manager holds such security;

               (B) has an Estate Account or an Other Account with the same Trust Company as another Person on whose account the Trust Company holds such security; or

               (C) is a Plan with the same Administrator as another Plan on whose account the Administrator holds such security;

          (vii) because such Person:

               (A) is a Client of an Investment Manager and such security is owned at law or in equity by the Investment Manager;

               (B) has an Estate Account or an Other Account with a Trust Company and such security is owned at law or in equity by the Trust Company; or

               (C) is a Plan and such security is owned at law or in equity by the Administrator of the Plan;

          (viii) because such Person is the registered holder of securities as a result of carrying on the business of, or acting as nominee for, a securities depositary; or

          (ix) because such security is subject to a pledge, mortgage or other encumbrance of such security for the purpose of giving collateral for a debt (provided that realization on such collateral has not occurred);

     (e) "Board of Directors" means the board of directors of the Corporation or any duly constituted and empowered committee thereof;

     (f)  "Business Day" means any day other than a Saturday, Sunday or a day on
          which  banking   institutions  in  Vancouver,   British  Columbia  are
          authorized or obligated by law to close;

     (g) "Canada Business Corporations Act" means the Canada Business Corporations Act, as amended from time to time, and the regulations made thereunder, as in effect on the date of this Agreement or as the same may be amended, re-enacted or replaced by any comparable or successor laws or regulations thereto;

     (h) "Canadian Dollar Equivalent" of any amount which is expressed in United States dollars means, on any date, the Canadian dollar equivalent of such amount determined by multiplying such amount by the U.S. - Canadian Exchange Rate in effect on such date;

     (i) "close of business" on any given date means the time on such date (or, if such date is not a Business Day, the time on the next succeeding Business Day) at which the Vancouver office of the principal transfer agent for the Common Shares (or, after the Separation Time, the Vancouver office of the Rights Agent) is closed to the public;

     (j) "Common Shares" means the common shares without par value in the capital of the Corporation and any other shares in the capital of the corporation into which such shares may be subdivided, consolidated, reclassified or changed; provided, however, that "common shares", when used with reference to any Person other than the Corporation, shall mean the class or classes of shares (or similar equity interest) with the greatest per share voting power entitled to vote generally in the election of all directors of such other Person;

     (k)  "Competing Permitted Bid" means a Take-over Bid that:

          (i) is made after a Permitted Bid has been made and prior to the expiry of the Permitted Bid;

          (ii) satisfies all components of the definition of a Permitted Bid other than the requirements set out in clause 1.1(ii)(ii)(A)(I) of the definition of Permitted Bid; and

          (iii)contains an irrevocable and unqualified provision that no Voting Shares will be taken up or paid for pursuant to the Take-over Bid prior to the close of business on a date that is no earlier than the later of (A) the date on which Voting Shares may be taken up under the Permitted Bid that preceded the Competing Permitted Bid (determined at the date of making the Take-over Bid and assuming no amendment or variation to the terms and satisfaction of all conditions to the completion of the Permitted Bid) and (B) 21 days following the date of the Take-over Bid constituting the Competing Permitted Bid;

     (l) "controlled": a corporation is "controlled" by another Person or two or more Persons if:

          (i) securities entitled to vote in the election of directors carrying more than 50 percent of the votes for the election of directors are held, directly or indirectly, by or on behalf of the other Person or Persons; and

          (ii) the votes carried by such securities are entitled,  if exercised,
               to  elect  a  majority  of  the  board  of   directors   of  such
               corporation,

          and "control", "controls" and "controlling" shall be interpreted accordingly;

     (m)  "Convertible Securities" means at any time:

          (i) any right (contractual or otherwise and regardless of whether such right constitutes a security) to acquire Common Shares from the Corporation; and

          (ii) any securities issued by the Corporation from time to time (other than the Rights) carrying any exercise, conversion or exchange right;

          which is then exercisable or exercisable within a period of 60 days from that time, pursuant to which the holder thereof may acquire Common Shares or other securities which are convertible into or exercisable or exchangeable for Common Shares (in each case, whether such right is then exercisable or exercisable within a period of 60 days from that time and whether or not on condition or the happening of any contingency), including at the relevant time of determination, any outstanding options for the purchase of Common Shares issuable under any existing Stock Option Plans of the Corporation, which options are exercisable at the time of determination or within 60 days of such time;

     (n) "Convertible Security Acquisition" means the acquisition of Common Shares upon the exercise of Convertible Securities received by such Person pursuant to a Permitted Bid Acquisition, Exempt Acquisition or a Pro Rata Acquisition;

     (o)  "Co-Rights  Agent" has the  meaning  ascribed  thereto  in  subsection
          4.1(a);

     (p) "Disqualification Date" means the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report or filing made or filed pursuant to Section 111 of the Securities Act (British Columbia), Section 101 of the Securities Act (Ontario) or Sections 13(d) or 14 under the 1934 Exchange Act) that any Person has made or proposes to make a Take-over Bid alone or acting jointly or in concert with any other Person;

     (q) "Dividend Reinvestment Acquisition" means an acquisition of Voting Shares pursuant to a Dividend Reinvestment Plan;

     (r) "Dividend Reinvestment Plan" means a regular dividend reinvestment or other plan of the Corporation made available by the Corporation to holders of its securities where such plan permits the holder to direct that some or all of:

          (i) dividends paid in respect of shares of any class of the Corporation;

          (ii) proceeds of redemption of shares of the Corporation;

          (iii)interest paid on evidences of indebtedness of the Corporation; or

          (iv) optional cash payments;

               be applied to the purchase from the Corporation of Common Shares;

     (s) "Election to Exercise" has the meaning ascribed thereto in subsection 2.2(d);

     (t)  "Exempt Acquisition" means a share acquisition:

          (i)  in  respect  of which  the  Board of  Directors  has  waived  the
               application   of  Section  3.1  pursuant  to  the  provisions  of
               subsection 5.1(d) or 5.1(e);

          (ii) which was made on or prior to the Record Time;

          (iii) which was made pursuant to a Dividend Reinvestment Plan;

          (iv) pursuant to the receipt or exercise of rights issued by the Corporation to all the holders of the Common Shares to subscribe for or purchase Common Shares or Convertible Securities, provided that such rights are acquired directly from the Corporation and not from any other Person;

          (v) pursuant to a distribution by the Corporation of Common Shares or Convertible Securities made pursuant to a prospectus; or

          (vi) pursuant to a distribution by the Corporation of Common Shares or Convertible Securities by way of a private placement by the Corporation or upon the exercise by an individual employee of stock options granted under a stock option plan of the
               Corporation or rights to purchase securities granted under a share purchase plan of the Corporation, where

               (A) all necessary stock exchange approvals for such private placement, stock option plan or share purchase plan have been obtained and such private placement, stock option plan or share purchase plan complies with the terms and conditions of such approvals; and

               (B) such Person does not become the Beneficial Owner of more than 25% of the Common Shares of the Corporation outstanding immediately prior to the distribution, and in making this determination the Common Shares to be issued to such Person in the distribution shall be deemed to be held by such Person but shall not be included in the aggregate number of outstanding Common Shares immediately prior to the distribution;

     (u) "Exercise Price" means the price at which a holder may purchase the securities issuable upon exercise of one whole Right and, until adjustment thereof in accordance with the terms hereof, the Exercise price shall be equal to one hundred and forty ($140.00) dollars;

     (v)  "Expansion  Factor" has the  meaning  ascribed  thereto in  subsection
          2.3(a);

     (w)  "Expiration Time" means the earlier of:

          (i)  the Termination Time; or

          (ii) the close of business on the fifth anniversary of the date hereof;

     (x) "Flip-in Event" means a transaction in or pursuant to which any Person becomes an Acquiring Person;

     (y)  "holder" has the meaning ascribed thereto in Section 2.8;

     (z)  "Independent Shareholders" means holders of Voting Shares other than;

          (i)  any Acquiring Person;

          (ii) any Offeror;

          (iii)any Associate or Affiliate of any Acquiring Person or Offeror;

          (iv) any Person acting jointly or in concert with any Acquiring Person or any Offeror; and

          (v) any employee benefit plan, deferred profit sharing plan, stock participation plan or trust for the benefit of employees of the Corporation or any Subsidiary of the Corporation but excluding in any event a plan or trust in respect of which the employee directs the manner in which the Voting Shares are to be voted and directs whether the Voting Shares be tendered to a Take-over Bid;

     (aa) "Market Price" per share of any securities on any date of determination shall mean the average of the daily closing prices per share of such securities (determined as described below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date; provided, however, that if an event of a type analogous to any of the events described in Section 2.3 shall have caused the closing price in respect of any Trading Day used to determine the Market Price not to be fully comparable with the closing price on such date of determination or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day, each such closing price so used shall be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 in order to make it fully comparable with the closing price on such date of determination or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day. The closing price per share of any securities on any date shall be:

          (i) the closing board lot sale price or, if no such sale takes place on such date, the average of the closing bid and asked prices, as reported by the principal Canadian stock exchange on which such securities are listed or admitted to trading; or

          (ii) if for any reason none of such prices is available on such day or the securities are not listed or admitted to trading on a Canadian stock exchange, the closing board lot sale price or, if no such sale takes place on such date, the average of the closing bid and asked prices, as reported by the principal national United States securities exchange or quotation system on which such securities are listed or admitted to trading; or

          (iii)if for any reason none of such prices is available on such day or the securities are not listed or admitted to trading on a Canadian stock exchange or a national United States securities exchange or quotation system, the last quoted price, or if not so quoted, the average of the high bid and low asked prices for each share of such securities in the over-the-counter market, as reported by any reporting system then in use (as determined by the Board of Directors); or

          (iv) if for any reason none of such prices is available on such day or the securities are not listed or admitted to trading on a Canadian stock exchange or a national United States securities exchange or quotation system or quoted by any such reporting system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the securities, selected by the Board of Directors;

          provided, however, that if for any reason none of such prices is available on any such date, the closing price per share of such securities on such date shall mean the fair value per share of such securities on such date as determined by a nationally or internationally recognized Canadian investment dealer or investment banker with respect to the fair value per share of such securities. The Market Price shall be expressed in Canadian dollars and, if initially determined in respect of any day forming part of the 20 consecutive Trading Day period in United States dollars, such amount shall be translated into Canadian dollars at the Canadian Dollar Equivalent thereof on the relevant Trading Day.

          Notwithstanding the foregoing, where the Board of Directors is satisfied that the Market Price of securities as determined herein was affected by an anticipated or actual Take-over Bid or by improper manipulation, the Board of Directors may, acting in good faith, determine the Market Price of securities, such determination to be based on a finding as to the price at which a holder of securities of that class could reasonably have expected to dispose of his, her or its securities immediately prior to the relevant date excluding any change in price reasonably attributable to the anticipated or actual Take-over Bid or to the improper manipulation;

     (bb) "1933 Securities Act" means the Securities Act of 1933 of the United States, as amended, and the rules and regulations thereunder, as in effect on the date of this Agreement or as the same may be amended, re-enacted or replaced by any comparable or successor laws or regulations thereto;

     (cc) "1934 Exchange Act" means the Securities Exchange Act of 1934 of the United States, as amended, and the rules and regulations thereunder, as in effect on the date of this Agreement or as the same may be amended, re-enacted or replaced by any comparable or successor laws or regulations thereto;

     (dd) "Nominee" has the meaning ascribed thereto in subsection 2.2(c);

     (ee) "Offer to Acquire" shall include:

          (i) an offer to purchase, or a solicitation of an offer to sell, Voting Shares or Convertible Securities, and

          (ii) an acceptance of an offer to sell Voting Shares or Convertible Securities, whether or not such offer to sell has been solicited,

               or any combination thereof, and the Person accepting an offer to sell shall be deemed to be making an Offer to Acquire to the Person that made the offer to sell;

     (ff) "Offeror" means a Person who has announced an intention to make or who has made a Take-over Bid (including a Permitted Bid or Competing Permitted Bid but excluding an Offer to Acquire made by an Investment Manager, Trust Company, Crown Agency, Statutory Body, Administrator or Plan referred to clause 1.1(d)(v) of the definition of Beneficial Owner pursuant to a distribution by the Corporation or by means of ordinary market transactions (including pre-arranged trades entered into in the ordinary course of business of such Person) in the circumstances contemplated in clause 1.1(d)(v)) but only so long as the Take-over Bid so announced or made has not been withdrawn or terminated or has not expired;

     (gg) "Offeror's Securities" means the Voting Shares Beneficially Owned by an Offeror on the date of an Offer to Acquire;

     (hh) "ordinary course dividends" means cash dividends paid in any fiscal year of the Corporation to the extent that such cash dividends, in the aggregate, do not exceed the greatest of:

          (i) 200% of the aggregate amount of cash dividends declared payable by the Corporation on its Common Shares in its immediately preceding fiscal year;

          (ii) 300% of the arithmetic mean of the aggregate amounts of cash dividends declared payable by the Corporation on its Common Shares in its three immediately preceding fiscal years; and

          (iii)100% of the aggregate consolidated net income of the Corporation, before extraordinary items, for its immediately preceding fiscal year;

     (ii) "Permitted Bid" means a Take-over Bid made by an Offeror by way of a Take-over bid circular and made in compliance with, and not on a basis which is exempt from or otherwise not subject to, sections 95 to 100 of the Securities Act (Ontario) which also complies with the following additional provisions:

          (i) the Take-over Bid is made for any and all Voting Shares to all holders of record of Voting Shares wherever resident as registered on the books of the Corporation, other than the Offeror;

          (ii) the Take-over Bid contains, and the take up and payment for securities tendered or deposited thereunder shall be subject to, an irrevocable and unqualified provision that:

               (A) no Voting Shares will be taken up or paid for pursuant to the Take-over Bid:

                    (I) prior to the close of business on the 60th day following the date of the Take-over Bid; and

                    (II) if  less  than  50%  of  the  Voting   Shares  held  by
                         Independent Shareholders have been deposited pursuant to the Take-over Bid and not withdrawn;

               (B) unless the Take-over Bid is withdrawn, Voting Shares may be deposited pursuant to such Take-over Bid at any time prior to the close of business on the date of first take-up or payment described in subparagraph (ii)(A)(I) of this definition and that any Voting Shares deposited pursuant to the Take-over Bid may be withdrawn at any time prior to the close of business on such date; and

               (C) if the condition set forth in subparagraph (ii)(A)(II) is satisfied, the Offeror will make a public announcement of that fact and the Take-over Bid will remain open for deposits and tenders of Voting Shares for not less than ten Business Days from the date of such public announcement;

          provided that if a Take-over Bid constitutes a Competing Permitted Bid, the term "Permitted Bid" shall also mean the Competing Permitted Bid;

     (jj) "Permitted Bid Acquisition" means an acquisition made pursuant to a Permitted Bid or a Competing Permitted Bid;

     (kk) "Person" shall include any individual, firm, partnership, association, trust, trustee, executor, administrator, legal personal representative, body corporate, corporation, unincorporated organization or association, syndicate, government and its agencies or other entity or group, whether or not having legal personality and any of the foregoing acting in any derivative, representative or fiduciary capacity;

     (ll) "Pro Rata Acquisition" means an acquisition by a person of Beneficial Ownership of Voting Shares as a result of: a Dividend Reinvestment Acquisition; a stock dividend, a stock split or other event pursuant to which a Person becomes Beneficial Owner of Voting Shares on the same pro rata basis as all other holders of Voting Shares; the acquisition or exercise by such Person of rights to purchase Voting Shares distributed to such Person in the course of a distribution to all holders of Voting Shares pursuant to a rights offering or pursuant to a prospectus; or a distribution of Voting Shares or securities convertible into or exchangeable for Voting Shares (and the conversion or exchange of such convertible or exchangeable securities), made pursuant to a prospectus or a distribution by way of a private placement; provided that the Person does not thereby acquire a greater percentage of such Voting Shares, or securities convertible into or exchangeable for Voting Shares, so offered than the Person's percentage of Voting Shares Beneficially Owned immediately prior to such acquisition;

     (mm) "Record Time" means 5:00 p.m. (Vancouver time) on December 17, 1998;

     (nn) "Redemption Price" has the meaning ascribed thereto in subsection 5.1(a);

     (oo) "Right" means a right to purchase a Common Share, upon the terms and subject to the conditions set forth in this Agreement;

     (pp) "Rights Agent" means Montreal Trust Company of Canada, the rights agent appointed by the Corporation to act as agent for the Corporation in accordance with the terms and conditions of this Agreement;

     (qq) "Rights Certificate" has the meaning ascribed thereto in subsection 2.2(c) and shall be in substantially the form set out in Exhibit A to this Agreement;

     (rr) "Rights Registrar" means Montreal Trust Company of Canada, the registrar for the Rights appointed pursuant to subsection 2.6(a) of this Agreement;

     (ss) "Rights  Register"  has the  meaning  ascribed  thereto in  subsection
          2.6(a);

     (tt) "Securities Act (British Columbia)" shall mean the Securities Act, S.B.C 1997, c. 418, as amended, and the rules and regulations thereunder, as in effect on the date of this Agreement or as the same may be amended, re-enacted or replaced by any comparable or successor laws or regulations thereto;

     (uu) "Securities Act (Ontario)" shall mean the Securities Act, R.S.O. 1990,
          c. S.5, as amended, and the rules and regulations thereunder, as in effect on the date of this Agreement or as the same may be amended, re-enacted or replaced by any comparable or successor laws or regulations thereto;

     (vv) "Separation Time" means the close of business on the tenth Trading Day after the earlier of:

          (i)  the Stock Acquisition Date;

          (ii) the date of the commencement of or first public announcement of the intent of any Person (other than the Corporation or any Subsidiary of the Corporation) to commence a Take-over Bid (other than a Permitted Bid or Competing Permitted Bid); and

          (iii)the date upon which a Permitted Bid ceases to be a Permitted Bid;

               or such later time as may be determined by the Board of Directors acting in good faith provided that, if the foregoing results in the Separation Time being prior to the Record Time, the Separation Time shall be the Record Time, and further provided that:

               (A) if any Take-over Bid referred to in paragraph (ii) of this definition expires, or is cancelled, terminated or otherwise withdrawn prior to the Separation Time, such Take-over Bid shall be deemed, for the purposes of this definition, never to have been made; and

               (B) if the Board of Directors determines pursuant to subsection 5.1(d) or (e) to waive the application of Section 3.1 to a Flip-in Event, the Separation Time in respect of such Flip-in Event shall be deemed never to have occurred;

     (ww) "Special Meeting" means a special meeting of the holders of Voting Shares called by the Board of Directors for the purpose of:

          (i) ratifying the distribution and continued existence of the Rights in accordance with Section 5.15; or

          (ii) approving an amendment, variation or rescission of any of the provisions of this Agreement pursuant to subsections 5.4(b), 5.4(c) or 5.4(e);

     (xx) "Stock Acquisition Date" means the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report or filing made or filed pursuant to Section 111 of the Securities Act (British Columbia), Section 101 of the Securities Act (Ontario) or Sections 13(d) or 14 of the 1934 Exchange
          Act) by the Corporation or an Acquiring Person indicating that a Person has become an Acquiring Person;

     (yy) "Subsidiary": a corporation shall be deemed to be a Subsidiary of another corporation if:

          (i)  it is controlled by:

               (A)  that other; or

               (B) that other and one or more corporations each of which is controlled by that other; or

               (C) two or more corporations each of which is controlled by that other; or

          (ii) it is a Subsidiary of a corporation that is that other's Subsidiary;

     (zz) "Take-over Bid" means an Offer to Acquire Voting Shares or other securities if, assuming the Voting Shares or other securities subject to the Offer to Acquire are acquired at the date of the Offer to Acquire by the Person making the Offer to Acquire, such Voting Shares (including all Voting Shares that may be acquired upon exercise of all rights of conversion, exchange or purchase attaching to the other securities) together with the Offeror's Securities would constitute in the aggregate 20% or more of the outstanding Voting Shares at the date of the Offer to Acquire;

     (aaa)"Termination Time" means the time at which the right to exercise Rights shall terminate pursuant to Sections 3.2, 5.1 or 5.15;

     (bbb)"Trading Day", when used with respect to any securities, means a day on which the principal Canadian stock exchange or United States securities exchange or quotation system on which such securities are listed or admitted to trading is open for the transaction of business or, if the securities are not listed or admitted to trading on any Canadian stock exchange or United States securities exchange or quotation system, a Business Day;

     (ccc) "U.S.-Canadian Exchange Rate" means, on any date:

          (i) if on such date the Bank of Canada sets an average noon spot rate of exchange for the conversion of one United States dollar into Canadian dollars, such rate, and

          (ii) in any other case, the rate for such date for the conversion of one United States dollar into Canadian dollars which is calculated in the manner which shall be determined by the Board of Directors from time to time acting in good faith;

     (ddd)"U.S. Dollar Equivalent" of any amount which is expressed in Canadian dollars means, on any date, the United States dollar equivalent of such amount determined by multiplying such amount by the Canadian-U.S. Exchange Rate in effect on such date;

     (eee)"Voting Shares" means the Common Shares and any other shares of capital stock or voting interests of the Corporation entitled to vote generally in the election of all directors; and

     (fff)"Voting Share Reduction" means an acquisition or redemption by the Corporation or a Subsidiary of the Corporation of Voting Shares which, by reducing the number of Voting Shares outstanding or which may be voted, increases the proportionate number of Voting Shares Beneficially Owned by any Person.


1.2       Currency

          All sums of money which are referred to in this Agreement are expressed in lawful money of Canada, unless otherwise specified.


1.3       Headings

          The division of this Agreement into Articles, Sections, subsections, paragraphs and subparagraphs and the insertion of headings, subheadings and a table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.


1.4       References to Agreement

          References to "this Agreement", "hereto", "herein", "hereby", "hereunder", "hereof" and similar expressions refer to this Agreement, as amended or supplemented from time to time, and not to any particular Article, Section, subsection, paragraph, subparagraph or other provision hereof and include any and every instrument supplemental or ancillary hereto. Unless the context otherwise requires, references in this Agreement to an Article, Section, subsection, paragraph, subparagraph or Exhibit by number, letter or otherwise refer to the Article, Section, subsection, paragraph, subparagraph or Exhibit, respectively, bearing that designation in this Agreement.


1.5       Grandfathered Person

          For the purposes of determining whether a Person is an Acquiring Person and interpreting the definition of "Acquiring Person", a Person shall not be and shall not be deemed to be an Acquiring Person if such Person (a "Grandfathered Person"):

     (a) is the Beneficial Owner of more than 20% of the outstanding Voting Shares determined as at the Record Time; or

     (b) becomes the Beneficial Owner of more than 20% of the outstanding Voting Shares after the Record Time and such Person's Beneficial Ownership of Voting Shares does not exceed the number of Voting Shares Beneficially Owned by such Person immediately prior to the Record Time by more than 1% of the issued and outstanding Voting Shares as at the Record Time, provided, however, that this exception shall not be, and shall cease to be, applicable to a Grandfathered Person in the event that such Grandfathered Person shall after the Record Time become the Beneficial Owner of additional Voting Shares constituting more than 1% of the outstanding Voting Shares otherwise than pursuant to one or more Permitted Bid Acquisitions, Exempt Acquisitions, Pro Rata Acquisitions or Convertible Security Acquisitions, provided further, however, that such Grandfathered Person shall not become an Acquiring Person as a result of one or more Voting Share Reductions; and provided further that, if this exception shall cease to be applicable to a Grandfathered Person as aforesaid, such a Grandfathered Person shall be and shall be deemed to be an Acquiring Person as at and from the time that this exception shall not be so applicable.


1.6 Calculation of Number and Percentage of Beneficial Ownership of Outstanding Voting Shares

               For purposes of this Agreement, the percentage of outstanding Voting Shares Beneficially Owned by any Person shall be and be deemed to be the product determined by the formula:

          100 x A
               ---
                B

          where:

               A=   the  number of votes  for the  election  of all  directors
                    generally   attaching  to  the  outstanding   Voting  Shares
                    Beneficially Owned by such Person; and

               B= the number of votes for the election of all directors generally attaching to all outstanding Voting Shares.

          For the purpose of the foregoing formula, where any person is deemed to Beneficially Own unissued Voting Shares which may be acquired pursuant to Convertible Securities, such Voting Shares shall be deemed to be outstanding for the purpose of calculating the percentage of Voting Shares Beneficially Owned by such Person in both the numerator and the denominator, but no other unissued Voting Shares which may be acquired pursuant to any other outstanding Convertible Securities shall, for the purposes of that calculation, be deemed to be outstanding.

1.7       Acting Jointly or in Concert

          For purposes of this Agreement, a Person is acting jointly or in concert with every other Person who is a party to any agreement, commitment or understanding, whether formal or informal and whether or not in writing, with the first mentioned Person for the purpose of acquiring or offering to acquire Voting Shares (other than customary agreements with and between underwriters and/or banking group and/or selling group members with respect to a distribution of securities pursuant to a prospectus or by way of private placement and other than pursuant to pledges of securities in the ordinary course of business).


1.8       Generally Accepted Accounting Principles

          Wherever in this Agreement reference is made to generally accepted accounting principles, such reference shall be deemed to be the recommendations at the relevant time of the Canadian Institute of Chartered Accountants, or any successor institute, applicable on a consolidated basis (unless otherwise specifically provided herein to be applicable on an unconsolidated basis) as at the date on which a calculation is made or required to be made in accordance with generally accepted accounting principles. Where the character or amount of any asset or liability or item of revenue or expense is required to be determined, or any consolidation or other accounting computation is required to be made for the purpose of this Agreement or any document, such determination or calculation shall, to the extent applicable and except as otherwise specified herein or as otherwise agreed in writing by the parties, be made in accordance with generally accepted accounting principles applied on a consistent basis.


                                    ARTICLE 2

                                   THE RIGHTS


2.1       Issuance and Evidence of Rights; Legend on Common Share Certificates

     (a) The Corporation shall issue one Right in respect of each Common Share outstanding at the Record Time and one Right in respect of each Common Share which may be issued after the Record Time and prior to the earlier of the Separation Time and the Expiration Time in accordance with the terms hereof. Notwithstanding the foregoing, the Corporation may, after the Separation Time but prior to the Expiration Time, issue one Right in respect of each Common Share which is issued after the Record Time pursuant to the exercise of Convertible Securities which are outstanding at the Stock Acquisition Date.

     (b) Certificates representing Common Shares issued after the Record Time but prior to the earlier of the Separation Time and the Expiration Time shall evidence, in addition to the Common Shares, one Right for each Common Share evidenced thereby and shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

          "Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Shareholder Rights Plan Agreement made as of December 17, 1998 (the "Rights Agreement"), between MDSI Mobile Data Solutions Inc. (the "Corporation") and Montreal Trust Company of Canada, as rights agent, as amended from time to time, the terms of which are hereby incorporated herein by reference and a copy of which may be inspected during normal business hours at the principal office of the Corporation. Under certain circumstances, as set out in the Rights Agreement, the Rights may be amended, redeemed, may expire, may become null and void or may be evidenced by separate certificates and no longer evidenced by this certificate. The Corporation will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge as soon as practicable after the receipt of a written request therefor."

     and may also have impressed on, printed on, written on or otherwise affixed to them, where and when required, a French language version of the above legend. Certificates representing Common Shares that are issued and outstanding at the Record Time shall also evidence one Right for each Common Share evidenced thereby, notwithstanding the absence of the foregoing legend, until the earlier of the Separation Time and the Expiration Time.


2.2       Initial Exercise Price; Exercise of Rights; Detachment of Rights

     (a) Subject to adjustment as herein set forth, each Right will entitle the holder thereof, from and after the Separation Time and prior to the Expiration Time, to purchase, for the Exercise Price, one Common Share. Notwithstanding any other provision of this Agreement, any Rights held by the Corporation or any of its Subsidiaries shall be void.

     (b)  Until the Separation Time:

          (i) the Rights shall not be exercisable and no Right may be exercised; and

          (ii) each Right will be evidenced by the certificate for the associated Common Share and will be transferable only together with, and will be transferred by a transfer of, such associated Common Share.

     (c)  From and after the Separation Time and prior to the Expiration Time:

          (i)  the Rights shall be exercisable; and

          (ii) the registration and transfer of the Rights shall be separate from and independent of Common Shares.

          Promptly following the Separation Time, the Corporation will prepare and the Rights Agent will mail or arrange to be mailed to each holder of record of Rights as of the Separation Time (other than an Acquiring Person and, in respect of any Rights Beneficially Owned by such Acquiring Person which are not held of record by such Acquiring Person, the holder of record of such Rights (a "Nominee")), at such holder's address as shown by the records of the Corporation (the Corporation hereby agreeing to furnish copies of such records to the Rights Agent for this purpose):

               (A) a rights certificate ("Rights Certificate") representing the number of Rights held by such holder at the Separation Time and having such markers of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law, rule, regulation or judicial or administrative order or with any rule or regulation of any self-regulatory organization, stock exchange or quotation system on which the Rights may from time to time be listed or traded, or to conform to usage; and

               (B)  a disclosure statement describing the Rights;

          provided that a Nominee shall be sent the materials provided for in paragraphs (A) and (B) above in respect of all Common Shares held of record by it which are not Beneficially Owned by an Acquiring Person. In order for the Corporation to determine whether any Person is holding Common Shares which are Beneficially Owned by another Person, the Corporation may require such first mentioned Person to furnish such information and documents as the Corporation deems necessary.

     (d) Rights may be exercised in whole or in part on any Business Day after the Separation Time and prior to the Expiration Time by submitting to the Rights Agent at its principal office in the city of Vancouver, Toronto, Montreal or New York the Rights Certificate evidencing such Rights together with:

          (i) an election to exercise such Rights (an "Election to Exercise") substantially in the form attached to the Rights Certificate duly completed and executed by the holder or his executors or administrators or other personal representatives or his or their legal attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Rights Agent; and

          (ii) payment in cash or by certified cheque, banker's draft or money order payable to the order of the Corporation, of a sum equal to the Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery or Rights Certificates or the issuance or delivery of certificates for Common Shares in a name other than that of the holder of the Rights being exercised.

     (e) Upon receipt of a Rights Certificate, which is accompanied by a completed Election to Exercise that does not indicate that such Right is null and void as provided by subsection 3.1(b) and payment as set forth in subsection 2.2(d), the Rights Agent (unless otherwise instructed by the Corporation if the Corporation is of the opinion that the Rights cannot be exercised in accordance with this Agreement) will thereupon promptly:

          (i) requisition from the transfer agent for the Common Shares certificates representing the number of such Common Shares to be purchased (the Corporation hereby irrevocably authorizing its transfer agent to comply with all such requisitions);

          (ii) after receipt of such certificate, deliver the same to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder;

          (iii)when appropriate, requisition from the Corporation the amount of cash to be paid in lieu of issuing fractional Common Shares;

          (iv) when appropriate, after receipt of such cash, deliver the same to
               or  to  the  order  of  the  registered   holder  of  the  Rights
               Certificate; and

          (v) tender to the Corporation all payments received on exercise of the Rights.

     (f) If the holder of any Rights shall exercise less than all the Rights evidenced by such holder's Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised (subject to Section 5.5) will be issued by the Rights Agent to such holder or to such holder's duly authorized assigns.

     (g)  The Corporation covenants and agrees that it will:

          (i) take all such action as may be necessary and within its power to ensure that all securities delivered upon exercise of Rights shall, at the time of delivery of the certificates for such securities (subject to payment of the Exercise Price), be duly and validly authorized, executed, issued and delivered as fully paid and non-assessable;

          (ii) take all such action as may be necessary and within its power to comply with any applicable requirements of the Canada Business Corporations Act, the Securities Act (British Columbia), the Securities Act (Ontario), the 1933 Securities Act, the 1934 Exchange Act and any other applicable laws in connection with the issuance and delivery of the Rights, the Rights Certificates and the issuance of any securities upon exercise of Rights;

          (iii)use reasonable effects to cause all securities issued upon exercise of Rights to be listed on the stock exchanges and/or quotation systems on which the Common Shares were listed and traded immediately prior to the Stock Acquisition Date;

          (iv) cause to be reserved and kept available out of its authorized and unissued classes of securities, the number of securities that, as provided in this Agreement, will from time to time be sufficient to permit the exercise in full of all outstanding Rights;

          (v) pay when due and payable any and all Canadian and, if applicable, United States, federal, provincial and state transfer taxes and charges (not including any income or capital taxes of the holder or exercising holder or any liability of the Corporation to withhold tax) which may be payable in respect of the original issuance or delivery of the Rights Certificates or certificates for Common Shares, provided that the Corporation shall not be required to pay any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for securities in a name other than that of the holder of the Rights being transferred or exercised; and

          (vi) after the  Separation  Time not take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.


2.3       Adjustment to Exercise Price; Number of Rights

          The Exercise Price, the number and kind of securities subject to purchase upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 2.3.

     (a) If Corporation shall at any time after the Record Time and prior to the Expiration Time:

          (i) declare or pay a dividend on its Common Shares payable in Common Shares (or other securities exchangeable for or convertible into or giving a right to acquire Common Shares) other than pursuant to any optional stock dividend program;

          (ii) subdivide or change the outstanding Common Shares into a greater number of Common shares;

          (iii)combine or change the outstanding Common Shares into a smaller number of Common Shares; or

          (iv) issue any Common Shares (or other securities exchangeable for or convertible into or giving a right to acquire Common Shares) in respect of, in lieu of or in exchange for existing Common Shares;

          except as otherwise provided in this Section 2.3, the Exercise Price and the number of Rights outstanding, or, if the payment or effective date therefor shall occur after the Separation Time, the securities purchasable upon exercise of Rights shall be adjusted as of the payment or effective date such that:

               (A) if the Exercise Price and number of Rights outstanding are to be adjusted,

                    (I) the Exercise Price in effect after such adjustment will be equal to the Exercise Price in effect immediately prior to such adjustment divided by the number of Common Shares (or other capital stock) (the "Expansion Factor") that a holder of one Common share immediately prior to such dividend, subdivision, change, combination or issuance would hold thereafter as a result thereof; and

                    (II) each Right held prior to such  adjustment  will  become that number of Rights equal to the Expansion Factor;

                    and the adjusted number of Rights will be deemed to be distributed among the Common Shares with respect to which the original Rights were associated (if they remain outstanding) and the shares issued in respect of such dividend, subdivision, change, combination or issuance, so that each such Common Share (or other capital stock) will have exactly one Right associated with it; and

               (B) if the securities purchasable upon exercise of Rights are to be adjusted, the securities purchasable upon exercise of each Right after such adjustment will be the securities that a holder of the securities purchasable upon exercise of one Right immediately prior to such dividend, subdivision, change, combination or issuance would hold thereafter as a result thereof.

          If after the Record Time and prior to the Expiration Time the Corporation shall issue any securities other than Common Shares in a transaction of a type described in paragraphs 2.3(a)(i) or (iv), such securities shall be treated herein as nearly equivalent to Common Shares as may be practicable and appropriate under the circumstances and the Corporation and the Rights Agent agree to amend this Agreement in order to effect such treatment.

     (b) If the Corporation shall at any time after the Record Time and prior to the Separation Time fix a record date for the issuance of rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for or carrying a right to purchase Common Shares) at a price per Common Share (or, if a security convertible into or exchangeable for or carrying a right to purchase or subscribe for Common Shares having a conversion, exchange or exercise price, including the price required to be paid to purchase such convertible or exchangeable security or right per share) less than the Market Price per Common Share on such record date, the Exercise Price to be in effect after such record date shall be adjusted to that price determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction:

          (i) the numerator of which shall be the number of Common Shares outstanding on such record date, plus the number of Common Shares that the aggregate offering price of the total number of Common Shares so to be offered (and/or the aggregate initial conversion, exchange or exercise price of the convertible or exchangeable securities or rights so to be offered, including the price required to be paid to purchase such convertible or exchangeable securities or rights) would purchase at such Market Price per Common Share; and

          (ii) the denominator of which shall be the number of Common Shares outstanding on such record date, plus the number of additional Common Shares to be offered for subscription or purchase (or into which the convertible or exchangeable securities or rights so to be offered are initially convertible, exchangeable or exercisable).

          If such subscription price may be paid by delivery of consideration, part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued (or are issued but not exercised), the Exercise Price shall be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

          For purposes of this Agreement, the granting of the right to purchase Common Shares (whether from treasury shares or otherwise) pursuant to any dividend or interest reinvestment plan and/or any Common Share purchase plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and/or the investment of periodic optional payments and/or employee benefit, stock option or similar plans (so long as such right to purchase is in no case evidenced by the delivery of rights or warrants) shall not be deemed to constitute an issue of rights or warrants by the Corporation; provided, however, that, in the case of any Dividend Reinvestment Plan, the right to purchase Common Shares is at a price per share of not less than 90 percent of the current market price per share (determined as provided in such plans) of the Common Shares.

     (c) If the Corporation shall at any time after the Record Time and prior to the Separation Time fix a record date for a distribution to all holders of Common Shares (including any such distribution made in connection with a merger or amalgamation in which the Corporation is the continuing corporation) of evidences of indebtedness, cash (other than an ordinary course dividend or a dividend referred to in paragraph 2.3(a)(i)), assets or rights or warrants (excluding those referred to in subsection 2.3(b)), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction:

          (i) the numerator of which shall be the Market Price per Common Share on such record date, less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of Rights), on a per share basis, of the portion of the cash, assets, evidences of indebtedness, rights, options or warrants so to be distributed; and

          (ii) the denominator of which shall be such Market Price per Common Share.

          Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such a distribution is not so made, the Exercise Price shall be adjusted to be the Exercise Price which would have been in effect if such record date had not been fixed.

     (d)  Each adjustment made pursuant to this Section 2.3 shall be made as of

          (i) the payment or effective date for the applicable dividend, subdivision, change, combination or issuance, in the case of an adjustment made pursuant to subsection (a) above; and

          (ii) the record date for the applicable distribution, in the case of an adjustment made pursuant to subsection (b) or (c) above, subject to readjustment to reverse the same if such distribution shall not be made.

     (e) Notwithstanding anything herein to the contrary, no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent in the Exercise Price; provided, however, that any adjustments which by reason of this subsection 2.3(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 2.3 shall be made to the nearest cent or to the nearest hundredth of a share. Notwithstanding the first sentence of this subsection 2.3(e), any adjustment required by this Section 2.3 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment and (ii) the Termination Date. Whenever an adjustment to the Exercise Price is made pursuant to this Section 2.3, the Corporation shall:

          (i) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment; and

          (ii) promptly file with the Rights Agent and with each transfer agent for the Common Shares a copy of such certificate and mail a brief summary thereof to each holder of Rights.

     (f) If the Corporation shall at any time after the Record Time and prior to the Separation Time issue any shares of capital stock (other than Common Shares), or rights or warrants to subscribe for or purchase any such capital stock, or securities convertible into or exchangeable for any such capital stock, in a transaction referred to in paragraph
          (a)(i) or (a)(iv) above, if the Board of Directors acting in good faith determines that the adjustments contemplated by subsections (a),
          (b) and (c) above in connection with such transaction will not appropriately protect the interests of the holders of Rights, the Board of Directors may determine what other adjustments to the Exercise Price, number of Rights and/or securities purchasable upon exercise of Rights would be appropriate and, notwithstanding subsections (a),
          (b) and (c) above, but subject to the prior consent of the holders of Common Shares or Rights obtained in accordance with section 5.4, such adjustments, rather than the adjustments contemplated by subsections
          (a), (b) and (c) above, shall be made. The Corporation and the Rights Agent shall have authority without the approval of the holders of the Common Shares or the holders of Rights to amend this Agreement as appropriate to provide for such adjustments.

     (g) Each Right originally issued by the Corporation subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of Common Shares purchasable from time to time hereunder upon exercise of a Right, all subject to further adjustment as provided herein.

     (h) Irrespective of any adjustment or change in the Exercise Price or the number of Common Shares issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Exercise Price per Common Share and the number of Common Shares which were expressed in the initial Rights Certificates issued hereunder.

     (i) In any case in which this Section 2.3 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Corporation may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise over and above the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

     (j) Notwithstanding anything in this Section 2.3 to the contrary, the Corporation shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this
          Section 2.3, as and to the extent that the Board of Directors shall in good faith determine to be advisable in order that any (i)
          consolidation or subdivision of the Common Shares, (ii) issuance wholly or in part for cash of any Common Shares or securities that by their terms are convertible into or exchangeable for Common Shares,
          (iii) stock dividends or (iv) issuance of rights, options or warrants referred to in this Section 2.3, hereafter made by the Corporation to holders of its Common Shares shall not be taxable to such shareholders.

     (k) The Corporation covenants and agrees that, after the Separation Time, it will not, except as permitted by Section 5.1 or Section 5.4, take (or permit any Subsidiary of the Corporation to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

     (l)  If an event occurs which would require an  adjustment  under both this
          Section 2.3 and  Section  3.1,  the  adjustment  provided  for in this
          Section 2.3 shall be in addition to and shall be made prior to, any adjustment required pursuant to Section 3.1.

     (m) If the Corporation shall at any time after the Record Time and prior to the earlier of the Separation Time and the Expiration Time issue any Common Shares otherwise than in a transaction referred to in subsection 2.3(a) each such Common Share so issued shall automatically have one new Right associated with it, which Right shall be evidenced by the certificate representing such share.


2.4       Date on Which Exercise is Effective

          Each Person in whose name any certificate for Common Shares or other securities, property or assets, if applicable, is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares or other securities, property or assets, if applicable, represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered in accordance with subsection 2.2(d) hereof (together with a duly completed Election to Exercise) and payment of the Exercise Price for such Rights (and any applicable transfer taxes and other governmental charges payable by the exercising holder hereunder) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Share transfer books of the Corporation are closed, such Person shall be deemed to have become the record holder of such Common Shares or other securities, property or assets on, and such certificate shall be dated, the next succeeding Business Day on which the Common Share transfer books of the Corporation are open.


2.5       Execution, Authentication, Delivery and Dating of Rights Certificates

     (a) The Rights Certificates shall be executed on behalf of the Corporation by any two of its Chairman, President, Vice Presidents, Secretary or Assistant Secretary. The signature of any of these officers on the Rights Certificates may be manual or facsimile. Rights Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Corporation shall bind the Corporation notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Rights Certificates.

     (b) Promptly after the Corporation learns of the Separation Time, the Corporation will notify the Rights Agent in writing of such Separation Time and will deliver Rights Certificates executed by the Corporation to the Rights Agent for countersignature, and the Rights Agent shall manually countersign and send such Rights Certificates to the holders of the Rights pursuant to subsection 2.2(c). No Rights Certificate shall be valid for any purpose until countersigned by the Rights Agent as aforesaid.

     (c) Each Rights Certificate shall be dated the date of countersignature thereof.


2.6       Registration, Registration of Transfer and Exchange

     (a) After the Separation Time, the Corporation will cause to be kept a register (the "Rights Register") in which, subject to such reasonable regulations as it may prescribe, the Corporation will provide for the registration and transfer of Rights. The Rights Agent is hereby appointed registrar for the Rights (the "Rights Registrar") for the purpose of maintaining the Rights Register for the Corporation and registering Rights and transfers of Rights as herein provided and the Rights Agent hereby accepts such appointment. If the Rights Agent shall cease to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Register at all reasonable times.

     (b) After the Separation Time and prior to the Expiration Time, upon surrender for registration of transfer or exchange of any Rights Certificate, and subject to the provisions of subsections 2.6(d) and 3.1(b), the Corporation will execute, and the Rights Agent will manually countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificates so surrendered.

     (c) All Rights issued upon any registration of transfer or exchange of Rights Certificates shall be the valid obligations of the Corporation, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

     (d) Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Corporation or the Rights Agent, as the case may be, duly executed by the holder thereof or such holder's attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this Section 2.6, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith.

2.7       Mutilated, Destroyed, Lost and Stolen Rights Certificates

     (a) If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, the Corporation shall execute and the Rights Agent shall countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so surrendered.

     (b) If there shall be delivered to the Corporation and the Rights Agent prior to the Expiration Time:

          (i) evidence to their reasonable satisfaction of the destruction, loss or theft of any Rights Certificate; and

          (ii) such security or indemnity as may be reasonably required by them in their sole discretion to save each of them and any of their agents harmless,

          then, in the absence of notice to the Corporation or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Corporation shall execute and upon the Corporation's request the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights
          Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

     (c) As a condition to the issuance of any new Rights Certificate under this Section 2.7, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith.

     (d) Every new Rights Certificate issued pursuant to this Section 2.7 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence the contractual obligation of the Corporation, whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Agreement equally and proportionately with any and all other Rights duly issued by the Corporation.


2.8       Persons Deemed Owners

          The Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the Person in whose name a Rights
Certificate (or, prior to the Separation Time, the associated Common Share certificate) is registered as the absolute owner thereof and the Rights evidenced thereby for all purposes whatsoever. As used in this Agreement, unless the context otherwise requires, the term "holder" of any Rights shall mean the registered holder of such Rights (or, prior to the Separation Time, the associated Common Shares).


2.9       Delivery and Cancellation of Certificates

          All Rights Certificates surrendered upon exercise or for redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly cancelled by the Rights Agent. The Corporation may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Corporation may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent. No Rights Certificate shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided in this Section 2.9, except as expressly permitted by this Agreement. The Rights Agent shall destroy all cancelled Rights Certificates and deliver a certificate of destruction to the Corporation.


2.10      Agreement of Rights Holders

          Every holder of Rights, by accepting the same, consents and agrees with the Corporation and the Rights Agent and with every other holder of Rights:

     (a) to be bound by and subject to the provisions of this Agreement, as amended from time to time in accordance with the terms hereof, in respect of all Rights held;

     (b) that, prior to the Separation Time, each Right will be transferable only together with, and will be transferred by a transfer of, the associated Common Share;

     (c) that after the Separation Time, the Rights Certificate will be transferable only upon registration of the transfer on the Rights Register as provided herein;

     (d) that, prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the person in whose name the Rights Certificate (or, prior to the
          Separation Time, the associated Common Share Certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on such Rights Certificate or the associated Common Share certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be affected by any notice to the contrary;

     (e) that such holder of Rights has waived his, her or its right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided herein);

     (f) that, subject to the provisions of Section 5.4 hereof, without the approval of any holder of Rights and upon the sole authority of the Board of Directors acting in good faith, this Agreement may be supplemented or amended from time to time pursuant to and as provided herein; and

     (g) that notwithstanding anything in this Agreement to the contrary, neither the Corporation nor the Board of Directors nor the Rights Agent shall have any liability to any holder of a Right or any other Person as result of the inability of the Corporation, the Board of Directors or the Rights Agent to perform any of their obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation, or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.


2.11      Rights Certificate Holder not Deemed a Shareholder

          No holder, as such, of any Rights or Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose whatsoever the holder of any Common Share or any other share or security of the Corporation which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed or deemed or confer upon the holder of any Right or Rights Certificate, as such, any of the rights, titles, benefits or privileges of a holder of Common Shares or any other shares or securities of the Corporation or any right to vote at any meeting of shareholders of the Corporation whether for the election of directors or otherwise or upon any matter submitted to holders of shares of the Corporation at any meeting thereof, or to give or withhold consent to any action of the Corporation, or to receive notice of any meeting or other action affecting any holder of Common Shares or any other shares or securities of the Corporation except as expressly provided herein, or to receive dividends, distributions or subscription rights, or otherwise, until the Right or Rights evidenced by Rights Certificates shall have been duly exercised in accordance with the terms and provisions hereof.

                                    ARTICLE 3

         ADJUSTMENTS TO THE RIGHTS IN THE EVENT OF CERTAIN TRANSACTIONS


3.1       Flip-in Event

     (a) Subject to subsections 3.1(b), 5.1(d) and 5.1(e), if prior to the Expiration Time a Flip-in Event occurs, the Corporation shall take such action as shall be necessary to ensure and provide, within ten Business Days of such occurrence or such longer period as may be required to satisfy the requirements of the 1933 Securities Act or comparable legislation of each of the provinces and territories of Canada and the states of the United States so that, except as provided below, each Right shall thereafter constitute the right to purchase from the Corporation, upon payment of the Exercise Price and otherwise exercising such Right in accordance with the terms hereof, that number of Common Shares having an aggregate Market Price on the date of consummation or occurrence of such Flip-in Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (such Right to be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 in the event that after the Stock Acquisition Date an event of a type analogous to any of the events described in Section 2.3 has occurred).

     (b) Notwithstanding anything in this Agreement to the contrary, upon the occurrence of any Flip-in Event, any Rights that are or were Beneficially Owned on or after the earlier of the Separation Time and the Stock Acquisition Date by:

          (i) an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Associate or Affiliate of an Acquiring Person); or

          (ii) a transferee of Rights, direct or indirect, of an Acquiring Person (or of any Affiliate or Associate of an Acquiring Person or of any Person acting jointly or in concert with an Acquiring Person or any Associate or Affiliate of an Acquiring Person) who becomes a transferee in a transfer that the Board of Directors has determined is part of a plan, arrangement or scheme of an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Associate or Affiliate of an Acquiring Person), that has the purpose or effect of avoiding paragraph 3.1(b)(i);

          shall become null and void without any further action, and any holder of such Rights (including any transferee of, or other successor to, such Rights whether directly or indirectly) shall not have any right whatsoever to exercise such Rights under any provision of this Agreement and shall not have thereafter any right whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The holder of any Rights represented by a Rights Certificate which is submitted to the Right Agent upon exercise or for registration of transfer or exchange which does not contain the necessary certifications set forth in the Rights Certificate establishing that such Rights are not void under this subsection 3.1(b) shall be deemed to be an Acquiring Person for the purposes of this subsection 3.1(b) and such Rights shall become null and void.

     (c) Any Rights Certificate that represents Rights Beneficially Owned by a Person described in either paragraph 3.1(b)(i) or (ii) or transferred to any Nominee of any such Person, and any Rights Certificate issued upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain substantially the following legend:

               "The Rights represented by this Rights Certificate were Beneficially Owned by a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) or a Person acting jointly or in concert with any of them. This Rights Certificate and the Rights represented hereby are void in the circumstances specified in subsection 3.1(b) of the Rights Agreement."

          and may also contain, where and when required, a French language version of such legend; provided that the Rights Agent shall not be under any responsibility to ascertain the existence of facts that would require the imposition of such legend but shall be required to impose such legend only if instructed to do so in writing by the Corporation or if a holder fails to certify upon transfer or exchange in the space provided on the Rights Certificate that such holder is not a Person described in either paragraph 3.1(b)(i) or (ii).

     (d) From and after the Separation Time, the Corporation shall do all such acts and things as shall be necessary and within its power to ensure compliance with the provision of this Section 3.1, including without limitation, all such acts and things as may be required to satisfy the requirements of the Canada Business Corporations Act, the Securities Act (British Columbia) and any other applicable laws in respect of the issue of Common Shares upon the exercise of Rights in accordance with this Agreement.

     (e) If, upon the occurrence of a Flip-In Event, the aggregate number of Common Shares issuable upon the exercise of all Rights then outstanding would exceed the aggregate number of Common Shares that the Corporation is then authorized to issue pursuant to its constating documents, the number of Common Shares acquirable pursuant to each Right shall, notwithstanding subsection 3.1(a), be reduced pro rata to the extent necessary such that the aggregate number of Common Shares issuable upon the exercise of all outstanding Rights does not then exceed the aggregate number of Common Shares that the Corporation is then authorized to issue pursuant to its constating documents, provided that any such pro rata reduction will not affect the Exercise Price or any other term of this Agreement relating to the Rights.


3.2       Exchange Option

     (a) The Board of Directors of the Corporation may, at its option, at any time after a Flip-in Event has occurred, authorize the Corporation to issue or deliver in respect of each Right which is not void pursuant to subsection 3. l(b), either

          (i) in return for the Exercise Price and the Right, debt or equity securities or other assets (or a combination thereof) having a value equal to twice the Exercise Price; or

          (ii) in return for the Right and without further charge, subject to any amounts that may be required to be paid under applicable law, debt or equity securities or other assets (or a combination thereof) having a value equal to the value of the Right, in full and final settlement of all rights attaching to the Rights; or

          where in either case the value of such debt or equity securities or other assets (or a combination thereof) and, in the case of paragraph
          (ii), the value of the Right shall be determined by a nationally recognized investment banking firm selected by the Board of Directors of the Corporation. To the extent that the Board of Directors of the Corporation determines in good faith that some action need be taken pursuant to this section 3.2, the Board of Directors of the Corporation may suspend the exercisability of the Rights for a period of up to 90 days following the date of the occurrence of the relevant Flip-in Event in order to decide the appropriate form of distribution to be made and to determine the value thereof. In the event of any such suspension, the Corporation shall notify the Rights Agent and issue as promptly as practicable a public announcement stating that the exercisability of the Rights has been temporarily suspended.

     (b) If the Board of Directors of the Corporation authorizes the exchange of debt or equity securities or other assets (or a combination thereof) for Rights pursuant to subsection 3.2(a), without any further action or notice, the right to exercise the Rights will terminate and the only right thereafter of a holder of Rights shall be to receive such debt or equity securities or other assets (of a combination thereof) in accordance with the exchange formula authorized by the Board of Directors of the

          Corporation. Within 10 Business Days after the Board of Directors of the Corporation has authorized the exchange of such debt or equity securities or other assets (or a combination thereof) for Rights pursuant to subsection 3.2(a), the Corporation shall give notice of such exchange to the holders of such Rights by mailing such notice to all such holders at their last addresses as they appear upon the Rights Register maintained by the Rights Agent. Each such notice of exchange will state the method by which the exchange of such debt or equity securities or other assets (or a combination thereof) for Rights will be effected.

     (c) Any issue of treasury securities of the Corporation (other than Common Shares or debt securities not convertible into equity securities) pursuant to this Section 3.2 shall require the prior written consent of The Toronto Stock Exchange and The Montreal Exchange.


3.3       Fiduciary Duties of the Board of Directors of the Corporation

          For  clarification  it is  understood  that nothing  contained in this
Article 3 shall be considered to affect the obligations of the Board of Directors to exercise its fiduciary duties. Without limiting the generality of the foregoing, nothing contained herein shall be construed to suggest or imply that the Board of Directors shall not be entitled to recommend that holders of the Voting Shares reject or accept any Take-over Bid or take any other action (including, without limitation, the commencement, prosecution, defence or settlement of any litigation and the submission of additional or alternative Take-over Bids or other proposals to the shareholders of the Corporation with respect to any Take-over Bid or otherwise) that the Board of Directors believes is necessary or appropriate in the exercise of its fiduciary duties.


                                    ARTICLE 4

                                THE RIGHTS AGENT


4.1       General

     (a) The Corporation hereby appoints the Rights Agent to act as agent for the Corporation in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint such co-Rights Agents ("Co-Rights Agents") as it may deem necessary or desirable. In the event the Corporation appoints one or more Co-Rights Agents, the respective duties of the Rights Agents and the Co-Rights Agents shall be as the Corporation may determine. The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, the reasonable expenses and counsel fees and other disbursements incurred by the Rights Agent in the administration and execution of this Agreement and the exercise and performance of its duties hereunder, including the reasonable fees and disbursements of any expert retained by the Rights Agent. The Corporation also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, costs, claims, actions, damages or expenses, incurred without negligence, bad faith or willful default on the part of the Rights Agent, for anything done or suffered or omitted to be done by the Rights Agent in connection with the acceptance, execution and administration of this Agreement and the performance of its duties hereunder, including the costs and expenses of defending against any claim of liability, which right to indemnification will survive the termination of this Agreement or the resignation of the Rights Agent.

     (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted to be done by it in connection with its acceptance, execution and administration of this Agreement in reliance upon any certificate for Voting Shares or Common Shares, or any Rights Certificate or certificate for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be the genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

     (c) The Corporation shall inform the Rights Agent in a reasonably timely manner of events which may materially affect the administration of this Agreement by the Rights Agent.


4.2 Merger, Amalgamation or Consolidation or Change of Name of Rights Agent

     (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or amalgamated or with which it may be
          consolidated,   or  any   corporation   resulting   from  any  merger,
          amalgamation,  statutory  arrangement  or  consolidation  to which the
          Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to the shareholder or stockholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 4.4. In case at the time each successor Rights Agent succeeds to the agency created by this Agreement any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

     (b) In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.


4.3       Duties of Rights Agent

          The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Corporation and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

     (a) the Rights Agent may consult with legal counsel (who may be legal counsel for the Corporation) and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken, suffered or omitted to be done by it in good faith and in accordance with such opinion; the Rights Agent may also, with the approval of the Corporation (such approval not to be unreasonably withheld), consult with such other experts as the Rights Agent shall consider necessary or appropriate to properly carry out the duties and obligations imposed under this Agreement and the Rights Agent shall be entitled to rely in good faith on the advice of any such expert;

     (b) whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Corporation prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proven and established by a certificate signed by a Person believed by the Rights Agent to be the Chairman of the Board, the President or any Vice President, the Secretary or Assistant Secretary of the Corporation and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate;

     (c) the Rights Agent will be liable hereunder only for its own negligence, bad faith or willful default;

     (d) the Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the certificates for Voting Shares or Common Shares or the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Corporation only;

     (e) the Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the authorization, execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Common Share certificate or Rights Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Rights Certificate; nor will it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to subsection 3.1(b)) or any adjustment required under the provisions of Section 2.3 or be responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by Section 2.3 describing any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization of any Common shares to be issued pursuant to this Agreement or any Rights or as to whether any Common Shares will, when issued, be duly and validly authorized, executed, issued and delivered and fully paid and non-assessable;

     (f) the Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement;

     (g) the Rights Agent is hereby authorized and directed to accept written instructions with respect to the performance of its duties hereunder from any person believed by the Rights Agent to be the Chairman of the Board, President, a Vice President, the Secretary or the Assistant Secretary or any Assistant Secretary of the Corporation, and to apply to such individual for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in reliance upon instructions of any such individual;

     (h) the Rights Agent and any shareholder or stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in Common
          Shares, Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other legal entity; and

     (i) the Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

4.4       Change of Rights Agent

          The Rights Agent may resign and be discharged from its duties under this Agreement upon 90 days' notice (or such lesser notice as is acceptable to the Corporation) in writing delivered or mailed to the Corporation and to each transfer agent of Common Shares by registered or certified mail and to the holders of the Rights in accordance with Section 5.9. The Corporation may remove the Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent and to each transfer agent of the Common Shares by registered or certified mail and to the holders of the Rights in accordance with Section 5.9. If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Corporation will appoint a successor to the Rights Agent. If the Corporation fails to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent then the resigning Rights Agent or the holder of any Rights may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be a corporation incorporated under the laws of Canada or a province thereof authorized to carry on the business of a trust company. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but upon payment of its outstanding fees and expenses the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for that purpose. Not later than the effective date of any such appointment, the Corporation will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and give notice thereof to the holders of the Rights in accordance with Section 5.9. Failure to give any notice provided for in this Section 4.4, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.


                                    ARTICLE 5

                                  MISCELLANEOUS


5.1       Redemption and Waiver

     (a) The Board of Directors acting in good faith may, at its option, at any time prior to the occurrence of a Flip-in Event, elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $0.0001 per Right appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 if an event of the type analogous to any of the events described in
          Section 2.3 shall
          have occurred (such redemption price being herein referred to as the "Redemption Price").

     (b) If the Board of Directors elects or is deemed to have elected to redeem the Rights, the right to exercise the Rights will thereupon, without further action and without notice, terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price.

     (c) Within ten days after the Board of Directors electing or having been deemed to have elected to redeem the Rights, the Corporation shall give notice of redemption to the holders of the Rights in accordance with Section 5.9. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. The Corporation may not redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 5.1 or other than in connection with the purchase of Common Shares prior to the Separation Time.

     (d) The Board of Directors may, until a Flip-in Event shall occur, upon written notice delivered to the Rights Agent, determine to waive the application of Section 3.1 to such particular Flip-in Event, provided that such Flip-in Event occurs by way of a Takeover Bid made by means of a takeover bid circular delivered to all holders of record of Common Shares; further provided that if the Board of Directors waives the application of Section 3.1 to a such a Flip-in Event, the Board of Directors shall be deemed to have waived the application of Section
          3.1 to any other Flip-in Event occurring by reason of any Takeover Bid made by means of a takeover bid circular to all holders of record of Common Shares which is made prior to the expiry of any Takeover Bid in respect of which a waiver is, or it deemed to have been, granted under this Section 5.1(d).

     (e) The Board of Directors may waive the application of Section 3.1 in respect of the occurrence of any Flip-in Event if the Board of Directors has determined within eight Trading Days following a Stock Acquisition Date that a Person became an Acquiring Person by inadvertence and without any intention to become, or knowledge that it would become, an Acquiring Person under this Agreement and, in the event that such a waiver is granted by the Board of Directors, such Stock Acquisition Date shall be deemed not to have occurred. Any such waiver pursuant to subsection 5.1(e) must be on the condition that such Person, within 10 days after the foregoing determination by the Board of Directors or such earlier or later date as the Board of Directors may determine ( the "Disposition Date"), has reduced its Beneficial ownership of Voting Shares such that the Person is no longer an Acquiring Person. If the Person remains an Acquiring Person at the close of business on the Disposition Date, the Disposition Date shall be deemed to be the date of occurrence of a further Stock Acquisition Date and Section 3.1 shall apply thereto.

     (f) If a Person makes a Permitted Bid or a Competing Permitted Bid pursuant to which more than 50 per cent of the then outstanding Voting Shares (other than those Voting Shares Beneficially Owned by the Persons making the Permitted Bid or the Competing Permitted Bid, at the date of the Permitted Bid or the Competing Permitted Bid) are taken up and paid for by such Person, then the Board of Directors shall, immediately upon the consummation of such acquisition, without further formality, be deemed to have elected to redeem the Rights at the Redemption Price on the expiry date of the Permitted Bid or Competing Permitted Bid, as the case may be.

     (g) Where a Take-over bid that is not a Permitted Bid Acquisition is withdrawn or otherwise terminated after the Separation Time has occurred and prior to the occurrence of a Flip-in Event, the Board of Directors may elect to redeem all the outstanding Rights at the Redemption Price.

     (h) Upon the Rights being redeemed pursuant to subsection 5.1(g), all the provisions of this Agreement shall continue to apply as if the Separation Time had not occurred and Rights Certificates representing the number of Rights held by each holder of record of Common Shares as of the Separation Time had not been mailed to each such holder and for all purposes of this Agreement the Separation Time shall be deemed not to have occurred.


5.2       Expiration

          No Person shall have any rights whatsoever pursuant to or arising out of this Agreement or in respect of any Right after the Expiration Time, except the Rights Agent as specified in subsections 4.1(a) and (b).


5.3       Issuance of New Rights Certificates

          Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board of Directors to reflect any adjustment or change in the number or kind or class of shares purchasable upon exercise of Rights made in accordance with the provisions of this Agreement.


5.4       Supplements and Amendments

     (a) Without the approval of any holders of Voting Shares or Rights, the Corporation may make amendments to this Agreement to correct any clerical or typographical error or which are required to maintain the validity of the Agreement as a result of any change in any applicable legislation, regulations or rules thereunder. The Corporation may, prior to the date of the shareholders' meeting referred to in Section 5.15, supplement or amend this Agreement without the approval of any holders of Rights or Voting Shares in order to make any changes which the Board of Directors acting in good faith may deem necessary or desirable. Notwithstanding anything in this Section 5.4 to the contrary, no supplement or amendment shall be made to the provisions of Article 4 except with the written concurrence of the Rights Agent to such change, supplement or amendment.

     (b) Subject to subsection 5.4(a), the Corporation may, with the prior consent of the holders of Voting Shares obtained as set forth below, at any time before the Separation Time, amend, vary or rescind any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally). Such consent shall be deemed to have been given if the action requiring such approval is approved by the affirmative vote of a majority of the votes cast by Independent Shareholders represented in person or by proxy at the Special Meeting.

     (c) The Corporation may, with the prior consent of the holders of Rights obtained as set forth below, at any time on or after the Separation Time amend, vary or rescind any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally), provided that no such amendment, variation or deletion shall be made to the provisions of Article 4 except with the written concurrence of the Rights Agent thereto. Such consent shall be deemed to have been given if such amendment, variation or deletion is authorized by the affirmative votes of the holders of Rights present or represented at and entitled to vote at a meeting of the holders and representing 50% plus one of the votes cast in respect thereof.

     (d) Any approval of the holders of Rights shall be deemed to have been given if the action requiring such approval is authorized by the affirmative votes of the holders of Rights present or represented at and entitled to vote at a meeting of the holders of Rights and representing a majority of the votes cast in respect thereof. For the purposes hereof, each outstanding Right (other than Rights which are void pursuant to the provisions hereof) shall be entitled to one vote, and the procedures for the calling, holding and conduct of the meeting shall be those, as nearly as may be, which are provided in the Corporation's by-laws and the Canada Business Corporations Act with respect to meetings of shareholders of the Corporation.

     (e) Any amendments made by the Corporation to this Agreement pursuant to Subsection 5.4(a) which are required to maintain the validity of this Agreement as a result of any change in any applicable legislation, regulation or rule thereunder shall:

          (i) if made before the Separation Time, be submitted to the shareholders of the Corporation at the next meeting of shareholders and the shareholders may, by the majority referred to in subsection 5.4(b) confirm or reject such amendment;

          (ii) if made after the Separation Time, be submitted to the holders of Rights at a meeting to be called for on a date not later than immediately following the next meeting of shareholders of the Corporation and the holders of Rights may, by resolution passed by the majority referred to in Subsection 5.4(d) confirm or reject such amendment.

               Any such amendment shall be effective from the date of the resolution of the Board of Directors adopting such amendment, until it is confirmed or rejected or until it ceases to be effective (as described in the next sentence) and, where such amendment is confirmed, it continues in effect in the form so confirmed. If such amendment is rejected by the shareholders or the holders of Rights or is not submitted to the shareholders or holders of Rights as required, then such amendment shall cease to be effective from and after the termination of the meeting at which it was rejected or to which it should have been but was not submitted or from and after the date of the meeting of holders of Rights that should have been but was not held, and no subsequent resolution of the Board of Directors to amend this Agreement to substantially the same effect shall be effective until confirmed by the shareholders or holders of Rights as the case may be.


5.5       Fractional Rights and Fractional Shares

     (a) The Corporation shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the Market Price of a whole Right determined on the date on which such fractional Right would otherwise be issuable.

     (b) The Corporation shall not be required to issue fractions of Common Shares upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares. Fractions of Common Shares may, at the election of the Corporation, be evidenced by scrip certificates or in lieu of issuing fractional Common Shares, the Corporation shall pay to the registered holders of Rights Certificates, at the time such Rights are exercised as herein provided, an amount in cash equal to the same fraction of the Market Price of one Common Share at the date of such exercise.


5.6       Rights of Action

          Subject to the terms of this Agreement, all rights of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective registered holders of the Rights; and any registered holder of any Rights, without the consent of the Rights Agent or of the registered holder of any other Rights, may, on such holder's own behalf and for such holder's own benefit and the benefit of other holders of Rights, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce such holder's right to exercise such holder's Rights in the manner provided in such holder's Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any person subject to, this Agreement.


5.7       Regulatory Approvals

          Any obligation of the Corporation or action or event contemplated by this Agreement shall be subject to the receipt of any requisite approval or consent from any governmental or regulatory authority, including but not limited to the approval of The Toronto Stock Exchange and The Montreal Exchange.

          Notwithstanding any provision of this Agreement, any amendment to this Agreement will be subject to the prior written consent of The Toronto Stock Exchange and The Montreal Exchange.


5.8       Unlawful Distributions

          If in the opinion of the Board of Directors (who may rely upon the advice of counsel) any action or event contemplated by this Agreement would require compliance by the Corporation with the securities laws or comparable legislation of a jurisdiction outside Canada or the United States, the Board of Directors acting in good faith shall take such actions as it may deem appropriate to ensure that such compliance is not required, including, without limitation, establishing procedures for the issuance to a Canadian or United States resident trustee of Rights or securities issuable on exercise of Rights, the holding thereof in trust for the Persons entitled thereto (but reserving to the trustee or to the trustee and the Corporation, as the Corporation may determine, absolute investment discretion with respect thereto) and the sale thereof and remittance of proceeds of such sale, if any, to the Persons entitled thereto. In no event shall the Corporation or the Rights Agent be required to issue or deliver Rights or securities issuable on exercise of Rights to Persons who are citizens, residents or nationals of any jurisdiction other than Canada or the United States, in which jurisdiction such issue or delivery would be unlawful without registration of the relevant Persons or securities for such purposes. Notwithstanding the foregoing, to the extent that the issuance or delivery of the Rights or securities issuable on exercise of Rights to Persons who are citizens, residents or nationals of any such jurisdiction in which such issue or delivery would be so unlawful, such Rights or securities shall be issued and delivered to such Persons to the extent the same may be so issued and delivered in reliance upon applicable exemptions from registration requirements in such jurisdictions.


5.9       Notices

          Any notice or demand authorized or required by this Agreement to be given or made by the Rights Agent or by the holder of any Rights to or on the Corporation shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

          MDSI Mobile Data Solutions Inc.
          10271 Shellbridge Way
          Richmond, British Columbia
          V6X 2W8

          Attention: Corporate Secretary

Any such notice or demand shall be deemed to have been received if delivered, on the date of delivery, or if sent by prepaid first class mail, on the fifth Business Day after mailing thereof, except in the case of interruption of regular mail service, in which case such notice shall be delivered.

Any notice or demand authorized or required by this Agreement to be given or made by the Corporation or by the holder of any Rights to or on the rights Agent shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writhing with the Corporation) as follows:

          Montreal Trust Company of Canada
          4th Floor, 510 Burrard Street
          Vancouver, British Columbia
          V6C 3B9

          Attention: Manager of Stock and Bond Transfer Department

Any such notice or demand shall be deemed to have been received if delivered, on the date of delivery, or if sent by prepaid first class mail, on the fifth Business Day after mailing thereof, except in the case of interruption of regular mail service, in which case such notice shall be delivered.

Any notice or demand authorized or required by this Agreement to be given or made by the Corporation or the Rights Agent to or on the holder of any Rights shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the register of the Rights Agent or, prior to the Separation Time, on the register of the Corporation for its Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. In the event of any interruption of mail service, such notice required or permitted to be given hereunder will be deemed to be sufficiently given by advertisement of such notice in daily newspapers published in each of the cities of Vancouver and Toronto.


5.10      Costs of Enforcement

          The Corporation agrees that if the Corporation or any other Person the securities of which are purchasable upon exercise of Rights fails to fulfill any of its obligations pursuant to this Agreement, then the Corporation or such Person will reimburse the holder of any Rights for the costs and expenses (including legal fees) incurred by such holder in actions to enforce his, her or its rights pursuant to any Rights or this Agreement.


5.11      Successors

          All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.


5.12      Benefits of this Agreement

          Nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the holders of the Rights.


5.13      Governing Law

          This Agreement and each Right issued hereunder shall be deemed to be a contract made under the laws of the Province of British Columbia and for all purposes shall be governed by and construed in accordance with the laws of such province applicable to contracts to be made and performed entirely within such province.


5.14      Severability

          If any Section, subsection, paragraph, subparagraph or other provision hereof or the application hereof to any circumstances or any right hereunder shall, in any jurisdiction and to any extent, be invalid or unenforceable, such Section, subsection, paragraph, subparagraph or other provision or such right shall be ineffective only as to such jurisdiction and to the extent of such invalidity or unenforceability in such jurisdiction without invalidating or rendering unenforceable or ineffective the remaining Sections, subsections, paragraphs, subparagraphs and other provisions hereof or rights hereunder in such jurisdiction or the application of such Section, subsection, paragraph, subparagraph or other provision or rights hereunder in any other jurisdiction or to circumstances other than those as to which it is specifically held invalid or unenforceable.


5.15      Effective Date

          This Agreement is effective and in full force and effect in accordance with its terms from the date hereof. If this Agreement is not confirmed by resolution passed by a majority of greater than 50 per cent of the votes cast by Independent Shareholders present or voting by proxy who vote in respect of confirmation of this Agreement at a meeting of shareholders to be held not later than the date (the "1999 AGM Date") of the 1999 annual general meeting of shareholders of the Corporation (which date shall be no later than six months from the date of this Agreement), then this Agreement and any then outstanding Rights shall terminate and be void and of no further force and effect on and from that date which is the earlier of (a) the date of such meeting and (b) the 1999 AGM Date.


5.16      Determinations and Actions by the Board of Directors

          The Board of Directors of the Corporation shall have the exclusive power and authority to administer and amend this Agreement and to exercise all rights and powers specifically granted to the Board of Directors of the Corporation or the Corporation, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to

     (a)  interpret the provisions of this Agreement; and

     (b)  make  all  determinations   deemed  necessary  or  advisable  for  the
          administration of this Agreement (including a determination to redeem or not to redeem the Rights or to amend the Agreement).

          All actions, calculations and determinations (including, for purposes of Clause (ii) below, all omissions with respect to the foregoing) which are done or made be the Board of Directors in good faith, shall: (i) be final, conclusive and binding on the Corporation, the Rights Agent, the holders of the Rights and all other parties; and (ii) not subject the Board of Directors to any liability to the holders of the Rights.

5.17      Time of the Essence

          Time shall be of the essence in this Agreement.


5.18      Execution in Counterparts

          This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

5.19      Language

          Les parties aux presentes ont exige que la presente convention ainsi que tous les documents et avis qui s'y rattachent et/ou que en decoulent soient rediges en langue anglaise. The parties hereto have required that his Agreement and all documents and notices related thereto and/or resulting therefrom be drawn up in English.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                        MDSI MOBILE DATA SOLUTIONS INC.


                                        Per: /s/ Kenneth R. Miller
                                        --------------------------


                                        Per: /s/ M. Greg Beniston
                                        -------------------------


                                        MONTREAL TRUST COMPANY OF CANADA


                                        Per: -------------------------


                                        Per: -------------------------

                                    EXHIBIT A
                          [Form of Rights Certificate]

Certificate No.                                             -------------Rights

          THE RIGHTS ARE SUBJECT TO TERMINATION ON THE TERMS SET FORTH IN THE SHAREHOLDER RIGHTS PLAN AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN SECTION 3.1(b) OF THE SHAREHOLDER RIGHTS PLAN AGREEMENT), RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR TRANSFEREES OF AN ACQUIRING PERSON OR ITS AFFILIATES OR ASSOCIATES (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR ANY PERSON ACTING JOINTLY OR IN CONCERT WITH ANY OF THEM MAY BECOME VOID WITHOUT ANY FURTHER ACTION.

                               Rights Certificate

This certifies that -------------------------, or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Shareholder Rights Plan Agreement dated as of the 17th day of December, 1998 (the "Rights Agreement") between MDSI Mobile Data Solutions Inc., a corporation incorporated under the Canada Business Corporations Act (the "Corporation") and Montreal Trust Company of Canada, a trust company, as rights agent (the "Rights Agent") (which term shall include any successor Rights Agent under the Rights Agreement), to purchase from the Corporation at any time after the Separation Time (as such term is defined in the Rights Agreement) and prior to the Expiration Time (as such term is defined in the Rights Agreement), one fully paid common share of the Corporation (a "Common Share") at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate together with the Form of Election to Exercise duly executed and submitted to the Rights Agent at its principal office in the city of Vancouver, Toronto, Montreal or New York. Until adjustment thereof in certain events as provided in the Rights Agreement, the Exercise Price is one hundred and forty Canadian (CDN$140.00) dollars.

In certain circumstances described in the Rights Agreement, each Right evidenced hereby may entitle the registered holder thereof to purchase or receive securities of an entity other than the Corporation, assets, debt, equity or other securities or property or assets of the Corporation, or more or less than one Common Share (or a combination thereof), all as provided in the Rights Agreement.

The Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement which terms, provisions and conditions are hereby incorporated herein by reference and made a part thereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Rights Agent, the Corporation and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal office of the Corporation and are available upon written request.

The Rights Certificate, with or without other Rights Certificates, upon surrender at any of the offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and the date evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights now exercised. No fractional Common Shares will be issued upon the exercise of any Rights evidenced hereby, but in lieu thereof a cash payment will be made as provided in the Rights Agreement.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Corporation at a redemption price of $0.0001 per Right, subject to adjustment in certain events, under certain circumstances at its option.

No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Shares or of any other securities which may at any time be issuable upon the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

The Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Corporation and its corporate seal.

DATE: December 17, 1998                 MDSI MOBILE DATA SOLUTIONS INC.


                                        Per: /s/ Kenneth R. Miller
                                             ----------------------------
                                             Kenneth R. Miller, President


                                        Per: /s/ M. Greg Beniston
                                             ---------------------------
                                             M. Greg Beniston, Secretary



Countersigned:

MONTREAL TRUST COMPANY OF CANADA

Per:
     --------------------
     Authorized Signatory

                               FORM OF ASSIGNMENT

       (To be executed by the registered holder if such holder desires to transfer the Rights Certificate)

FOR VALUE RECEIVED -------------------- hereby sells, assigns and transfers unto
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                 (please print name and address of transferee)

the Rights represented by this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ---------------------------------------- attorney, to transfer the within Rights
Certificate on the books of the within-named Corporation, with full power of substitution.

Date: --------------------              ----------------------------------------
                                        Signature

Signature Guarantee:     (Signature  must correspond to name as written upon the
                         face of this Rights  Certificate  in every  particular,
                         without   alteration  or   enlargement  or  any  change
                         whatsoever).

Signature must be guaranteed by a member firm of a stock exchange in Canada, a registered national securities exchange in the United States, a member of the Investment Dealers Association of Canada or National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in Canada or the United States.



--------------------------------------------------------------------------------
                    (To be completed by the assignor if true)

The undersigned hereby represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or by any Person acting jointly or in concert therewith. Capitalized terms shall have the meaning ascribed thereto in the Rights Agreement.


                                   ----------------------------------------
                                   Signature


                                   ----------------------------------------
                                   (please print name of signatory)

                   (To be attached to each Rights Certificate)

                          FORM OF ELECTION TO EXERCISE

TO:

The undersigned hereby irrevocably elects to exercise ----------------------- whole Rights represented by the Rights Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:


                    ----------------------------------------
                    ----------------------------------------
                    ----------------------------------------
                                     Address

          ------------------------------------------------------------
    Social Insurance, Social Security or Other Taxpayer Identification Number

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:


                    ----------------------------------------
                    ----------------------------------------
                    ----------------------------------------
                                     Address

          ------------------------------------------------------------
    Social Insurance, Social Security or Other Taxpayer Identification Number




Date: --------------------              ----------------------------------------
                                        Signature


Signature Guaranteed:         (Signature must correspond to name as written upon
                              the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever)

Signature must be guaranteed by a member firm of a recognized stock exchange in Canada, a registered national securities exchange in the United States, a member of the Investment Dealers Association of Canada or National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in Canada or the United States.


-------------------------------------------------------------------------------
                     (To be completed by exercisor if true)

The undersigned hereby represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or by any Person acting jointly or in concert therewith. Capitalized terms shall have the meaning ascribed thereto in the Rights Agreement.


                              ------------------------------------
                              Signature


                              ------------------------------------
                              (please print name of Signatory)



                                     NOTICE

In the event the Certificate set forth above in the applicable Forms of Assignment or Election is not completed, the Corporation will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof and, in the case of an Assignment, will affix a legend to that effect on any Rights Certificates issued in exchange for this Rights Certificate. Capitalized terms shall have the meaning ascribed thereto in the Rights Agreement.